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                                   EXHIBIT 4
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              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE



                          Great Pee Dee Bancorp, Inc.
                             Cheraw, South Carolina



           $.01 par value common stock--fully paid and non assessable

This certifies that _____________________________ is the owner of __________
shares of the common stock of Great Pee Dee Bancorp, Inc. (the "Corporation"), a Delaware corporation.

The shares evidenced by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, in person or by his duly authorized attorney or legal representative, upon surrender of this certificate properly endorsed. This Certificate in not valid until countersigned and registered by the Corporation's transfer agent and registrar. This security is not a deposit or savings account and is not federally insured or guaranteed.

In Witness Whereof, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused its seal to be affixed hereto.

Dated:
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_____________________________                     ______________________________
         Secretary                    (SEAL)                 President

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                          GREAT PEE DEE BANCORP, INC.

     The shares evidenced by this Certificate are subject to a limitation contained in the Certificate of Incorporation of Great Pee Dee Bancorp, Inc. (the "Corporation") to the effect that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit. The Limit shall not be applicable to an acquisition of Common Stock by an employee stock purchase plan or other employee benefit plan of the Corporation or any of its subsidiaries.

     The Board of Directors of the Corporation is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

     The shares represented by this Certificate may not be cumulatively voted on any matter. The Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the voting stock of the Corporation, voting together as a single class, to approve certain business combinations and other transactions and to amend certain provisions of the Certificate of Incorporation.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


     TEN COM - as tenants in common   UNIF GIFT MIN ACT  - _____Custodian_______
                                                           (Cust)       (Minor)
     TEN ENT - as tenants by the entireties
                                                           Under Uniform Gifts
                                                           to Minors Act
     JT TEN  - as joint tenants with right
               of survivorship and not as                  ---------------------
               tenants in common                                  (State)

     Additional abbreviations may also be used though not in the above list


  For value received, __________________ hereby sell, assign and transfer unto

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  PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER


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   (please print or typewrite name and address including postal zip code of assignee)

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  ____________________________________________________________________ Shares of
  the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________________
  Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

  Dated, _____________________

  In the presence of            Signature:

  -----------------------------           -------------------------------------

  NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.